Exhibit 10.1

FIRST AMENDMENT TO
NRX PHARMACEUTICALS, INC. 2021 OMNIBUS INCENTIVE PLAN

This FIRST AMENDMENT TO NRX PHARMACEUTICALS, INC. 2021 OMNIBUS INCENTIVE PLAN (this “Amendment”), effective as of December 28, 2023, is made and entered into by NRx Pharmaceuticals, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the NRx Pharmaceuticals, Inc. 2021 Omnibus Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Section 14 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time;

WHEREAS, the Board desires to amend the Plan to increase the maximum number of Shares (i) available for issuance under the Plan, as set forth in Section 5(b) of the Plan, by an additional 2,000,000 Shares, and (ii) that may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan, as set forth in Section 5(c) of the Plan, to be equal to 100% of the Share Pool; and

WHEREAS, the Board intends to submit this Amendment to the Company’s stockholders for their approval.

NOW, THEREFORE, in accordance with Section 14 of the Plan, the Company hereby amends the Plan as follows:

1. Section 5(b) of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5(b):

(b) Available Shares. Subject to Section 11 of the Plan and subsection (e) below, the maximum number of Shares available for issuance under the Plan shall not exceed 8,713,608, plus the number of Shares set forth in the next sentence (the “Share Pool”) on a fully diluted basis assuming that all shares available for issuance under the Plan are issued and outstanding. The Share Pool will automatically increase each fiscal year following the Effective Date beginning with fiscal year 2022 and ending with fiscal year 2031 by the lesser of (a) 1% of the total number of Shares outstanding on the last day of the immediately preceding fiscal year on a fully diluted basis assuming that all shares available for issuance under the Plan are issued and outstanding or (b) such number of Shares determined by the Board. The increase shall occur on the first day of each such fiscal year or another day selected by the Board during such fiscal year. As of the Plan’s Effective Date, the Company will cease granting awards under the Prior Plan.

2. Section 5(c) of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5(c):

(b) Incentive Stock Options Limit. The maximum number of Shares that may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan shall not exceed 100% of the Share Pool.

3. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

NRX PHARMACEUTICALS, INC.

By:	/s/ Stephen Willard
Name:	Stephen Willard
Title :	Acting General Counsel

Signature Page to
First Amendment to
NRx Pharmaceuticals, Inc. Omnibus Incentive Plan